                                                                   Exhibit 11

                    VIEWLOGIC SYSTEMS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      (In thousands, except per share data)

                                           Quarter Ended       Nine Months Ended
                                           September 30,         September 30,
                                           --------------      -----------------
                                           1997      1996        1997      1996
                                           ----      ----        ----      ----
Primary Earnings Per Share
--------------------------
Weighted average number of shares
outstanding:
  Common stock                           16,886    16,772      16,669    16,911
  Common equivalent shares
    resulting from stock options and
    warrants (treasury stock method)      1,435       631       1,136       608
  Less:  Repurchased shares                                                (269)
                                         ------    ------      ------    ------

            Total                        18,321    17,403      17,805    17,250
                                         ======    ======      ======    ======

Net income                               $4,161    $3,124      $5,086    $5,775
                                         ======    ======      ======    ======

Net income per common share              $ 0.23    $ 0.18      $ 0.29    $ 0.33
                                        =======   =======     =======   =======



Fully-Diluted Earnings Per Share
--------------------------------

Weighted average number of shares
outstanding:
  Common stock                           16,886    16,772      16,669    16,911
  Common equivalent shares
    resulting from stock options and
    warrants (treasury stock method)      2,174       631       2,172       617
  Less:  Repurchased shares                                                (269)
                                         ------    ------      ------    ------

            Total                        19,060    17,403      18,841    17,259
                                         ======    ======      ======    ======

Net income                               $4,161    $3,124      $5,086    $5,775
                                         ======    ======      ======    ======

Net income per common share             $  0.22   $  0.18     $  0.27   $  0.33
                                        =======   =======     =======   =======

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